Exhibit 10.10

EXECUTION VERSION

THIS SECURED PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

SECURED PROMISSORY NOTE

Up to $20,000,000.00	August 15, 2016 Newport Beach, California

FOR VALUE RECEIVED, the undersigned, VERITONE, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of ACACIA RESEARCH CORPORATION (the “Lender”), in the lawful currency of the United States of America, the principal amount of each loan of the Lender outstanding from time to time in accordance with the provisions of this secured promissory note (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Secured Promissory Note”), plus interest thereon, and Lender Costs (as defined below) as provided herein, in each case, in the manner and upon the terms and conditions set forth below.

1. The Loan; Security.

(a)	This Secured Promissory Note evidences (i) the loan made by the Lender to the Borrower on the date hereof in the principal amount of Ten Million Dollars ($10,000,000) (the “First Tranche Loan”) and (ii) an additional loan in the principal amount of Ten Million Dollars ($10,000,000), which the Lender hereby agrees to extend and provide to the Borrower in immediately available U.S. funds within three (3) Business Days of delivery of a Draw Notice (as defined below) by the Borrower (the “Second Tranche Loan” and, together with the First Tranche Loan, the “Loan”), provided there is not a Loan Default in effect at the time such Draw Notice is delivered that remains uncured. The Borrower will specify in the Draw Notice the principal amount of the Second Tranche Loan that the Borrower wishes to draw and wire instructions for the account of the Borrower to which the Lender should direct funds. The parties hereto agree that the Borrower may issue a Draw Notice and borrow the Second Tranche Loan at any time prior to the initial 12-month Maturity Date, but once and only once, during the term of this Secured Promissory Note.

(b)

The Borrower hereby authorizes the Lender to make or cause to be made a notation on the record annexed hereto as Exhibit A and constituting a part hereof (the “Record”) reflecting disbursement of the First Tranche Loan and, if applicable, the Second Tranche Loan hereunder by the Lender and payments of principal thereof by the Borrower. The aggregate unpaid amount set forth on the Record will be prima facie evidence of the principal amount of the Loan owing and unpaid to the Lender with respect to this Secured Promissory Note. The failure to record, or any error in so recording, any such amount on the Record will not affect the obligations of the Borrower hereunder to make payments of principal and interest when due; provided, that in no event will the Borrower be obligated to make payments of principal in excess of the amount actually loaned to the Borrower.

(c)	Repayment of the Loan is secured by a security interest in substantially all of the assets of the Borrower pursuant to the Security Agreement.

2. Interest. The outstanding principal of the Loan will bear interest, beginning as of the date hereof and ending on and excluding the date on which all amounts owing hereunder have been paid in full, at 6.0% per annum, compounding annually. All interest hereunder will be calculated on the basis of a 365-day year and paid for the actual number of days elapsed.

3. [Intentionally omitted.]

4. Definitions. For purposes of this Secured Promissory Note, the capitalized terms below will have the respective meanings ascribed to them.

(a)	“10% Warrant” means that certain common stock purchase warrant attached as Exhibit A to the Primary Warrant, to be issued by the Borrower to the Lender substantially in such form and on the terms and subject to the conditions set forth in the Primary Warrant, relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act.

(b)	“Affiliate” means, when used with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person.

(c)	“Business Day” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by law to be closed in New York or California.

(d)	“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Borrower, as filed with the Secretary of State of the State of Delaware on July 15, 2014, as amended by the Charter Amendment.

(e)	“Charter Amendment” means the Amendment to the Amended and Restated Certificate of Incorporation of Veritone, Inc., as filed with the Secretary of State of the State of Delaware on August 15, 2016.

(f)	“Common Stock” means the Common Stock, par value $0.001 per share, of the Borrower.

(g)	“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise, and “Controlled” and “Controls” have the correlative meanings.

(h)	“Conversion Price” means:

(i)	with respect to the First Tranche Loan, (i) if a Next Equity Financing has been completed by the Borrower prior to the Maturity Date, the lower of (x) $8.2394 (or, if in connection with a conversion of the entire Convertible Amount (as defined below), $8.1653) and (y) the price per Conversion Share in such Next Equity Financing, or (ii) if a Next Equity Financing has not been completed by the Borrower prior to the Maturity Date, $4.85; and

(ii)	with respect to the Second Tranche Loan, (i) if a Next Equity Financing has been completed by the Borrower prior to the Maturity Date, the price per Conversion Share in such Next Equity Financing, or (ii) if a Next Equity Financing has not been completed by the Borrower prior to the Maturity Date, $4.85.

(i)	“Conversion Shares” means, for purposes of determining the type of Equity Securities issuable upon conversion of this Secured Promissory Note, either (i) if a Next Equity Financing has been completed by the Borrower prior to the Maturity Date, shares of the Equity Securities issued in such Next Equity Financing, or (ii) if a Next Equity Financing has not been completed by the Borrower prior to the Maturity Date, shares of Series B Preferred (as defined in the Certificate of Incorporation).

(j)	“Equity Securities” means (I) the Common Stock; (II) any securities conferring the right to purchase Common Stock; or (III) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) Common Stock. Notwithstanding the foregoing, the following will not be considered “Equity Securities”: (i) any security granted, issued or sold by the Borrower to any director, officer, employee, consultant or adviser of the Borrower for the primary purpose of soliciting or retaining their services; (ii) any security granted, issued or sold by the Borrower in a financing transaction with a strategic investor or in a strategic acquisition; (iii) any convertible promissory notes issued by the Borrower; or (iv) any warrants issued by the Borrower to the Lender.

(k)	“Existing Voting Agreement” means that certain Voting Agreement, dated as of July 15, 2014, by and among the Company and certain of its stockholders, as amended.

(l)	“First Tranche Warrant A” means that certain common stock purchase warrant in respect of an initial Warrant Amount (as defined therein) of $700,000, dated as of the date of this Secured Promissory Note and issued by the Borrower to the Lender, relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act.

(m)	“Investment Agreement” means that certain Investment Agreement, dated as of the date of this Secured Promissory Note, between the Borrower and the Lender.

(n)	“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of July 15, 2014, by and among the Company and certain of its stockholders, as amended.

(o)	“IRA Amendment” means that certain Amendment No. 1 to the Investor Rights Agreement, dated as of the date hereof, by and among the Company and certain of its stockholders.

(p)	“Next Equity Financing” means the sale (or series of related sales) by the Borrower of Equity Securities in one or more bona fide offerings to third parties relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act, which sale or series of related sales yields aggregate gross proceeds to the Borrower of not less than Ten Million Dollars ($10,000,000), excluding, for the avoidance of doubt, the Convertible Amount (except to the extent such Convertible Amount is utilized in respect of the Lender’s entitlement, if applicable, to participate in a Next Equity Financing pursuant to Section 6(b)(i) hereof) and any proceeds from the exercise of warrants issued by the Borrower to the Lender.

(q)	“Person” means a natural person, corporation, company, joint venture, individual business trust, trust association, partnership, limited partnership, limited liability company or other entity.

(r)	“Primary Warrant” means that certain primary common stock purchase warrant in respect of shares of Common Stock, dated as of the date of this Secured Promissory Note and issued by the Borrower to the Lender, relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act.

(s)

“Public Offering” means (a) an initial public offering of the Company’s Common Stock pursuant to a Registration Statement; (b) an offering of the Common Stock, relying on Regulation A under the Securities Act for exemption from the registration requirements of Section 5 thereof (a “Regulation A Offering”); (c) a distribution of equity securities of the Company or its successor in connection with a Registration Statement; or

(d) the issuance of equity securities in exchange for the Company’s equity securities in connection with the Company’s merger or reverse merger with another corporation, company, partnership, limited partnership, limited liability company or any other entity, provided that, in the case of clauses (a)-(d), such offering, distribution or issuance results in the Common Stock or equity securities, as the case may be, being held by at least three hundred (300) round lot stockholders and the Common Stock or equity securities, as the case may be, shall be approved for listing or quotation on a national securities exchange or quotation service in the United States, and provided further that, in the case of clauses (a) and (b), such offering, distribution or issuance results in gross proceeds to the Company of at least Fifteen Million Dollars ($15,000,000).

(t)	“Registration Statement” means an offering circular or registration statement on Form S-1, Form 1-A, Form S-4, or another applicable form of offering circular or registration statement approved by the Securities and Exchange Commission for the nature of the Public Offering undertaken by the Company.

(u)	“Regulation A Offering” has the meaning set forth in the definition of “Public Offering”.

(v)	“Securities Act” means the Securities Act of 1933, as amended.

(w)	“Security Agreement” means that certain Security Agreement, dated as of the date of this Secured Promissory Note, by and between the Borrower and the Lender.

(x)	“Subsidiary” means, with respect to any Person, a corporation, partnership, association, limited liability company, trust or other form of legal entity in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has either (i) a majority ownership in (A) the equity or (B) the interest in the capital or profits thereof, (ii) the power to elect, or to direct the election of, a majority of the board of directors or other analogous governing body of such entity, or (iii) the title or function of general partner or manager, or the right to designate the Person having such title or function.

(y)	“Transaction Agreements” means this Secured Promissory Note, the Security Agreement, the Investment Agreement, the First Tranche Warrant A, the First Tranche Warrant B, the Second Tranche Warrant, the Primary Warrant, the 10% Warrant, and the Voting Agreement.

(z)

“Uncured Material Breach” means a material breach by the Lender or the Borrower of any Transaction Agreement, which, if curable, the Lender or the Borrower, as applicable, has failed to cure within (i) thirty (30) days after receipt of a written notice from the other party that specifies, in reasonable detail, the nature of the material breach of the applicable Transaction Agreement or (ii) such lesser period following receipt of such notice that remains before a date on which such Uncured Material Breach is relevant to the rights and obligations of the parties hereunder.

(aa)	“Voting Agreement” means that certain Voting Agreement, dated as of the date hereof, by and between the Borrower, the Lender and the other parties thereto.

5. Warrants. As consideration for the extension of this Loan by the Lender to the Borrower:

(a)	Concurrently with the execution and delivery of the Investment Agreement, the issuance of this Secured Promissory Note and the funding of the First Tranche Loan, the Borrower has issued to the Lender the First Tranche Warrant A and the Primary Warrant.

(b)	If (i) the Lender extends and funds the Second Tranche Loan, if elected by the Borrower, such that the Maturity Date of this Secured Promissory Note is extended pursuant to Section 8(b) of this Secured Promissory Note, and (ii) the Lender is not then in Uncured Material Breach under any Transaction Agreement, the Borrower will issue to the Lender one common stock purchase warrant in respect of an initial Warrant Amount (as defined therein) of $700,000 (the “First Tranche Warrant B”) and another common stock purchase warrant in respect of an initial Warrant Amount (as defined therein) of $700,000 (the “Second Tranche Warrant”), each substantially in the form of Exhibit B attached hereto.

6. Conversion; Transfer Restrictions.

(a)	Conversion. The outstanding principal balance and any accrued but unpaid interest thereon under this Secured Promissory Note (the “Convertible Amount”) will be convertible, in whole or in part, at the election of the Lender in its sole discretion into Conversion Shares; provided, that in the event the Borrower completes a Next Equity Financing before the Maturity Date, the Lender may convert the Convertible Amount into Conversion Shares only on the date of closing of such Next Equity Financing (the “Next Equity Financing Closing Date”); and provided, further, that in the event the Borrower does not complete a Next Equity Financing prior to the Maturity Date, the Lender may convert the Convertible Amount into Conversion Shares only on the Maturity Date. The Borrower will provide the Lender with written notice of any Next Equity Financing, and the Lender will be required to provide written notice of its election to convert on the Next Equity Financing Closing Date within ten (10) Business Days of its receipt of such written notice from the Borrower. In the event that a Next Equity Financing is not completed before the Maturity Date and the Lender wishes to convert the Convertible Amount into Conversion Shares, the Lender will provide the Borrower with written notice of such election not less than ten (10) Business Days prior to the Maturity Date.

(i)	The number of Conversion Shares issuable to the Lender upon conversion of the Convertible Amount, whether pursuant to Section 6(a), 6(b)(i) or 6(b)(ii), will equal the sum of (A) the quotient resulting from dividing (x) the Convertible Amount in respect of the First Tranche Loan by (y) the applicable Conversion Price and (B) the quotient resulting from dividing (x) the Convertible Amount in respect of the Second Tranche Loan by (y) the applicable Conversion Price. In any event of conversion, no fractional shares of Conversion Shares will be issuable in respect of the Convertible Amount, and the Borrower will instead pay the Lender cash in lieu of any fractional shares based upon the applicable Conversion Price pursuant to Section 6(c).

(ii)	If there is at any time an Uncured Material Breach of any Transaction Agreement on the part of the Lender, any conversion of the Convertible Amount (including pursuant to Section 6(b)(i)), whether in whole or in part, will be at the election of the Borrower in its sole discretion, and not at the election of the Lender, except as otherwise provided in Section 6(b)(ii).

(b)	Participation in Next Equity Financing; Public Offering.

(i)

If (x) a Next Equity Financing is completed by the Borrower prior to the Maturity Date, and (y) the Lender was not in Uncured Material Breach of any Transaction Agreement at any time at or prior to the consummation of such Next Equity Financing, the Lender will have the option (but not the obligation) to participate in such Next Equity Financing for up to twenty-five percent (25%) of the total amount of such Next Equity Financing (the “Participation Cap”), including, if the Lender is entitled to convert the Convertible Amount, by electing by written notice to the Borrower delivered within ten (10) Business Days of the Lender’s receipt of written notice of such Next Equity Financing from the Borrower, in the Lender’s sole discretion, to convert all or any portion of the Convertible Amount into Conversion Shares on Next Equity Financing Closing Date (with the aggregate amount (if any) of principal and accrued but unpaid interest under the First Tranche Loan and/or the Second Tranche Loan, as applicable, that the Lender is electing to convert into Conversion Shares specified in such written election notice as the “Elected Conversion Amount”); provided, further, that if the percentage of such Next Equity Financing represented by the Elected Conversion Amount (the “Elected Conversion Percentage”) is greater than the Percentage Cap, the Elected Conversion Percentage will be the Percentage

Cap; and, provided, further, that, to the extent the Lender desires to participate in such Next Equity Financing through conversion of the Convertible Amount, the Borrower will reserve the applicable number of Conversion Shares for issuance, so that such conversion may take place at the Next Equity Financing Closing Date. Such written notice from the Lender will also include, if applicable, the portion of the Next Equity Financing to which the Lender is committed to acquire in addition to the Elected Conversion Amount, and such written notice will, upon delivery to the Borrower, constitute the irrevocable obligation of the Lender to participate in such Next Equity Financing for all amounts to be invested (including the Elected Conversion Amount) specified therein. The Borrower shall deliver a written notice of any Next Equity Financing to the Lender not later than ten (10) Business Days prior to the anticipated Next Equity Financing Closing Date.

(ii)	Notwithstanding anything to the contrary herein, the Convertible Amount will automatically convert, immediately prior to or immediately after the consummation of a Public Offering (as elected by the Company in its sole discretion) into that number of shares of Common Stock determined by dividing the Convertible Amount by the lesser of (i) $8.1653, or (ii) the Public Offering per share price.

(c)	Repayment of Remaining Amount. On the Maturity Date, the Borrower will pay the Lender any principal and accrued but unpaid interest remaining under this Secured Promissory Note following conversion of the Convertible Amount and, as contemplated by Section 6(a)(i), amounts due in cash in lieu of fractional shares.

(d)	“Market Stand-Off” Agreement.

(i)

IPO. The Lender (which will include Affiliates of the Lender for purposes of this Section 6(d)(i)) hereby agrees that it will not, without the prior written consent of the managing underwriter(s), during the period commencing on the date of the final prospectus relating to the Borrower’s first underwritten Public Offering (the “IPO”) of its Common Stock under the Securities Act, and ending on the date specified by the Borrower and the managing underwriter(s) (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Borrower or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports, and (ii) analyst recommendations and opinions) (the “Lock-Up Period”): (A) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Lender or are thereafter acquired); or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. Notwithstanding anything herein to the contrary (including, for the avoidance of doubt, Section 12), the underwriters in connection with the IPO are intended third-party beneficiaries of this Section 6(d)(i) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Lender further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with the IPO that are consistent with this Section 6(d)(i) or that are necessary to give further effect thereto.

(ii)	Regulation A Offering. The Lender (which will include Affiliates of the Lender for purposes of this Section 6(d)(ii)) hereby agrees that it will not, without the prior written consent of the Borrower or, in the case of an underwritten offering, without the prior written consent of the managing underwriters(s), during the period commencing on the date of the offering statement relating to the Borrower’s Regulation A Offering, and ending on the date specified by the Borrower (such period not to exceed one hundred eighty (180) days): (A) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Lender or are thereafter acquired); or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities; whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The Lender further agrees to execute such agreements as may be reasonably requested by the Borrower in connection with the Regulation A Offering that are consistent with this Section 6(d)(ii) or that are necessary to give further effect thereto, so long as the terms and conditions of such agreements are consistent in all material respects with the terms and conditions of any agreements requested to be executed by other significant stockholders of the Company in connection with such Regulation A Offering.

(iii)	The provisions set forth in Sections 6(d)(i) and 6(d)(ii), mutatis mutandis, will apply, and be binding upon the Lender, in the case of any other form of Public Offering consummated by the Borrower in accordance with the terms of the Investment Agreement.

(e)	Transfer Restrictions. In order to enforce the covenants in Section 6(d), the Borrower may impose stop transfer instructions with respect to the Lender’s securities of the Borrower (including the shares of the Borrower’s capital stock issuable upon conversion thereof, but excluding this Secured Promissory Note, the “Securities”) and this Secured Promissory Note until the end of the Lock-Up Period or the 180-day period specified in Section 6(d)(ii), as applicable. The Lender agrees that a legend reading substantially as follows will be placed on all certificates representing all of the Securities and this Secured Promissory Note:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF ARE SUBJECT TO LOCK-UP PERIODS BEGINNING ON THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN CONNECTION WITH THE ISSUER’S REGULATION A OFFERING, IN EACH CASE AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES.

(f)

Further Limitations on Disposition. The Lender agrees not to make any disposition of all or any portion of the Securities unless and until (i) the transferee has agreed in writing for the benefit of the Borrower to make such representations and warranties as are reasonable and customary in a private placement of securities and the undertakings set out in Section 6(d) and (ii) the Lender has (A) notified the Borrower of the proposed disposition, (B) furnished the Borrower with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if requested by the Borrower, furnished the Borrower with an opinion of counsel reasonably satisfactory to the Borrower that such disposition will not require registration under the Securities Act. The Lender agrees not to make any disposition of any of the Securities to (I) any of the Borrower’s competitors, as determined in good faith by the Borrower, or (II) without the prior consent of the Board of Directors of the Borrower (not to be unreasonably withheld), any Person or group of Persons who has filed a

Schedule 13D or would, as a result of acquiring any Securities from the Lender, be required to file under Schedule 13D. Any disposition of any Securities in violation of the terms and conditions of this Secured Promissory Note, including the immediately preceding sentence of this Section 6(f), will be null and void ab initio.

(g)	Legends. The Lender understands and acknowledges that the Securities may bear the following legend:

THIS SECURITY AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

(h)	Terms of Next Equity Financing. In the event that this Secured Promissory Note is converted into Conversion Shares in accordance with Section 6(b) hereof and the Equity Securities issued in the relevant Next Equity Financing are subject to different or additional terms and conditions than the terms and conditions of Sections 6(d)-(h) hereof, the Conversion Shares issued upon such conversion will be subject to the same terms and conditions as are applicable to the Equity Securities issued in the Next Equity Financing.

7. Lender Costs. The Borrower will promptly pay the Lender, on demand, for any and all costs and expenses incurred by the Lender in connection with the enforcement of this Secured Promissory Note (“Lender Costs”), including reasonable attorneys’ fees and expenses.

8. Loan Payments; Maturity; Acquisition of Borrower; Next Equity Financing.

(a)	[Intentionally omitted.]

(b)	Maturity. The Loan will mature, and all amounts owed hereunder will become due and payable in full, on the twelve (12)-month anniversary of the date of issuance of this Secured Promissory Note (the “Maturity Date”), provided, that, if the Borrower delivers a Draw Notice in accordance with Section 1(a), Loan, the Maturity Date will automatically be extended until the twelve (12) month-anniversary of the date of such delivery. Each payment made in respect of the Loan, regardless of whether such payment is a payment on the Maturity Date or otherwise, will be applied in the following order of priority:

(i)	first, against Lender Costs then outstanding, until all such Lender Costs have been paid in full;

(ii)	second, against accrued and unpaid interest on the First Tranche Loan, until all such accrued and unpaid interest has been paid in full;

(iii)	third, against accrued and unpaid interest on the Second Tranche Loan, until all such accrued and unpaid interest has been paid in full;

(iv)	fourth, against the then outstanding principal of the First Tranche Loan, until all such outstanding principal has been paid in full; and

(v)	last, against the then outstanding principal of the Second Tranche Loan, until all such outstanding principal has been paid in full.

(c)	Acquisition of Borrower. Notwithstanding anything to the contrary in this Secured Promissory Note, all obligations of the Borrower hereunder will (to the extent not already due and payable) immediately and automatically become due and payable in full prior to the Maturity Date upon the consummation of any transaction, or a series of related transactions, in which the Borrower, directly or indirectly, (A) consummates a stock sale to, or effects any merger, consolidation or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with, another Person or group of Persons, whereby, in the case of any transaction(s) under this clause (A), such other Person or group of Persons acquires more than 50% of the total voting power of the then outstanding shares of capital stock of the Borrower, or (B) effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets. For purposes of this Section 8(c), “outstanding shares of capital stock of the Borrower” means, as of a given date, the sum of the number of shares of capital stock of the Borrower (excluding treasury shares, if any) outstanding.

(d)	Payments. All payments in respect of the Loan will be made by wire transfer of immediate funds to a bank account designated by the Lender in writing for such purpose.

9. Events of Default. It will constitute an “Event of Default” if any one or more of the following will occur for any reason:

(a)	the Borrower fails to pay any amount required to be paid hereunder in full when due, and such failure continues for five (5) Business Days after the Lender’s written notice to the Borrower;

(b)	the Borrower breaches, in any material respect, any of the provisions of this Secured Promissory Note or fails to perform timely, in any material respect, its obligations hereunder (other than the obligation to pay all amounts required to be paid hereunder in full when due, which shall be subject to Section 9(a) hereof), and such failure continues for thirty (30) days after the Lender’s written notice to the Borrower;

(c)	[Intentionally omitted.]

(d)	any of the Certificate of Incorporation, the Existing Voting Agreement or the Investor Rights Agreement is amended prior to the consummation of a Public Offering such that the amendments effected by the Charter Amendment, the Voting Agreement Amendment or the IRA Amendment, as applicable, are no longer in effect other than in connection with a Public Offering or a Next Equity Financing;

(e)	the Borrower makes an assignment for the benefit of its creditors or commences any proceeding, under any bankruptcy, reorganization, moratorium or insolvency law or any other law for the relief of, or relating to, debtors now or hereafter in effect, (i) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) to take possession, custody or control of any asset or property of the Borrower; or

(f)	there is commenced against the Borrower any proceeding of a nature referred to in clause (i) or (ii) of Section 9(e) above, which results in the entry of an order for relief or any such adjudication or appointment, and such order is not dismissed, vacated or reversed within ninety (90) days after its entry.

For so long as an Event of Default has occurred and is continuing, the Lender may declare, by written notice to the Borrower, the Loan to be in default (a “Loan Default”), and upon such a declaration of a Loan Default, (x) all the obligations of the Borrower hereunder will (to the extent not already due and payable) immediately and automatically become due and payable in full and (y) the Lender will be entitled to exercise at any time, and from time to time, in its sole discretion, any and all rights and remedies available to the Lender under applicable law.

10. Cumulative Remedies. No delay or omission of the Lender under this Secured Promissory Note or otherwise in respect of the Loan will exhaust or impair any right or power of the Lender hereunder or prevent the exercise of any right or power of the Lender hereunder during the continuance of any other Event of Default or Loan Default. No waiver by the Lender of any Event of Default or Loan Default, whether such waiver be full or partial, will extend to or affect any subsequent Event of Default or Loan Default, or impair the rights resulting therefrom, except as may otherwise be provided herein. The remedies provided in this Secured Promissory Note are cumulative and are not exclusive of any remedies provided by applicable law. No forbearance on the part of the Lender, and no extension of time for the payment of the whole or any portion of the Borrower’s obligations hereunder or any other indulgence given by the Lender to the Borrower, will operate to release or in any manner affect the liability of the Borrower to pay its obligations hereunder.

11. Certain Waivers. Except as may otherwise be provided in this Secured Promissory Note, the Borrower waives notice (including notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collection and bringing suit, and the filing of suit for the purpose of fixing liability, in each case to the fullest extent permitted by applicable law, in respect of this Secured Promissory Note.

12. Third-Party Rights; Assignment. This Secured Promissory Note will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Borrower nor the Lender will assign any of its rights or obligations under this Secured Promissory Note without the prior written consent of the other party (such consent not to be unreasonably withheld), and any purported assignment without such consent will be void; provided, that the Lender may assign its rights and obligations under this Secured Promissory Note without the written consent of the Borrower to any Affiliate of Acacia Research Corporation (“Acacia”) (i) which is Controlled by Acacia and (ii) at least a majority of the equity securities of which Acacia owns, directly or indirectly, and any such transferee may transfer this Secured Promissory Note only to an Affiliate of Acacia (I) which is Controlled by Acacia and (II) at least a majority of the equity securities of which Acacia owns, directly or indirectly, in each case so long as Acacia remains primarily responsible therefor; provided, further, that the Borrower may assign its rights and obligations under this Secured Promissory Note without the written consent of the Lender to any purchaser of all or substantially all of Borrower’s assets or capital stock, so long as Veritone, Inc. remains primarily responsible therefor.2

13. Governing Law. This Secured Promissory Note will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal Laws of the State of Delaware will control the interpretation and construction of this Secured Promissory Note, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

14. Jurisdiction; Service of Process. Any action with respect to this Secured Promissory Note or the Loan will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The Borrower and the Lender each hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action, (a) any claim that is not personally subject to the jurisdiction of the above named courts for any reason other than the failure of service, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (i) the action in such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Secured Promissory Note, or the Loan, may not be enforced in or by such courts.

15. Severability; Obligations Absolute. If any provision of this Secured Promissory Note is held to be invalid or unenforceable, such invalidity or unenforceability will not invalidate this Secured Promissory Note as a whole, but this Secured Promissory Note will be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable, and the rights and obligations of the parties hereto hereunder will be construed and enforced only to such extent as will be permitted by applicable law. Notwithstanding the foregoing, the obligations of the Borrower hereunder will be absolute, unconditional and irrevocable, and will be performed strictly in accordance with the terms hereof, under all circumstances whatsoever, including the following circumstances: (a) any lack of validity or enforceability of this Secured Promissory Note; (b) any amendment or waiver of, or any consent to or departure from, this Secured Promissory Note; and (c) the existence of any claim, defense or other right which the Borrower may have at any time against the Lender or any other person or entity, whether in connection with this Secured Promissory Note, the Loan or otherwise. The Borrower understands and agrees that no payment by the Borrower under any other agreement, arrangement or document (whether voluntary or otherwise) will constitute a defense to its obligations hereunder.

16. Amendment. This Secured Promissory Note will not be amended or modified, in each case, except by a written agreement signed by the Borrower and the Lender.

17. Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Secured Promissory Note will be in writing and will be (a) delivered personally to the applicable person or entity (or to an officer of such entity) to whom the same is directed, or (b) sent by recognized overnight courier service or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(i)      if to the Borrower, then to:

Veritone, Inc.

3366 Via Lido

Newport Beach, CA 92663

Attention:  John M. Markovich, Chief Financial Officer

Facsimile:  (949) 209-0365

with a copy (which will not constitute notice) to:

Munger, Tolles & Olson LLP

355 S. Grand Avenue, 35th Floor

Los Angeles, California

Attention:  Mary Ann Todd, Esq.

                  Katherine H. Ku, Esq.

Facsimile:  (213) 687-3702

with a copy (which will not constitute notice) to:

Morgan, Lewis & Bockius LLP

600 Anton Boulevard, Suite 1800

Costa Mesa, CA 92626

Attention:  Ellen S. Bancroft, Esq.

Facsimile:  714-830-0700

(ii)      if to the Lender, then to:

Acacia Research Corporation

520 Newport Center Drive, 12th Floor

Newport Beach, CA 92660

Attention:  Edward J. Treska, General Counsel

Facsimile:  949-480-8391

with a copy (which will not constitute notice) to:

Greenberg Traurig, LLP

200 Park Avenue

New York, NY 10166

Attention:  Dennis J. Block

Facsimile:  212-805-5555

with a copy (which will not constitute notice) to:

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

Attention:  Mark L. Skaist

Facsimile:  949-725-4100

Any such notice will be deemed to be delivered, given and received for all purposes as of (x) the date so delivered, if delivered personally, (y) upon receipt, if sent by courier service, or (z) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

18. Further Assurances. The Borrower and the Lender will execute and deliver such additional documents and instruments, and perform such additional acts, in each case, as the other party may reasonably request to effectuate, carry out and perform the provisions and intent of this Secured Promissory Note.

19. Specific Performance. The Borrower and Lender agree that irreparable damage would occur in the event of a breach of this Secured Promissory Note, including a failure to extend and fund the Second Tranche Loan hereunder, and that each of them shall be entitled to specific performance in the event of a breach by the other, in addition to any other remedy at law or in equity. Each of Borrower and Lender hereby waives, in any action by the other for specific performance, the defense of adequacy of a remedy at law and the posting of any bond or other security in connection therewith.

[THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Borrower has executed this Secured Promissory Note in favor of the Lender as of the date first written above.

VERITONE, INC., a Delaware corporation

By:

AGREED AND ACCEPTED BY THE LENDER: ACACIA RESEARCH CORPORATION

By:

EXHIBIT A

RECORD

See attached.

Date	Principal Amount of Loan Made	Notation Made By

August 15, 2016	$10,000,000.00	Edward J. Treska

EXHIBIT B

FORM OF FIRST TRANCHE WARRANT B AND SECOND TRANCHE WARRANT

See attached.